Exhibit 10.62
EXTENSION AGREEMENT

This Extension Agreement (this “Agreement”), dated as of March 24, 2010, is entered into by and among Location Based Technologies, Inc., a Nevada corporation (“Company”) and FFP or Steve Finley, PO Box 1296, Rancho Santa Fe, CA 92067 (“Holder”).

RECITALS:

WHEREAS, the Holder has loaned $300,000 to the Company with a principal balance of $140,000 as of the effective date of this agreement, evidenced by a Senior Secured Promissory Note Agreement dated December 24, 2008 with an original maturity date of March 24, 2009 (“Note”) and by an Extension Agreement dated March 24, 2009, thereby extending the maturity date to September 24, 2009 and by a second Extension Agreement dated September 24, 2009 thereby extending the maturity date to March 24, 2010; and

WHEREAS, the Company and Holder agree to further extend the maturity date of the Note in accordance with the terms hereof.

AGREEMENT:

NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Extension of Maturity Date. The Maturity Date under the Note is hereby extended for an additional six months until September 24, 2010.

2.    Payment.  Holder shall receive a payment of $5,000 for each month during the extension period and 100,000 shares of Restricted 144 Common Stock.

3.    Interest.  The unpaid principal balance shall continue to accrue interest at a rate of 12% per annum.

4.    Full Force and Effect.  Except as otherwise expressly provided herein, the Note shall remain in full force and effect.  Except for any waivers and modifications contained herein, this Agreement shall not in any way waive or prejudice any of the rights or obligations of the Holder or the Company under the Note, under any law, in equity or otherwise, and such waivers and modifications shall not constitute a waiver or modification of any other provision of the Note nor a waiver or modification of any subsequent default or breach of any obligation of the Company or of any subsequent right of the Holder.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of March 24, 2010.

The “Company”
LOCATION BASED TECHNOLOGIES, INC.

David M. Morse CEO & Co-President	Joseph F. Scalisi CDO & Co-President

The “Holder”

“FFP”